EXHIBIT 10.3

5125 Lankershim Boulevard
North Hollywood, California 91601
Telephone (818) 487-8000 — Toll Free (877) 487-0200 — Fax (818) 487-8003

August 14, 2005
KZG
5125 Lankershim Blvd.
North Hollywood, Ca 91601
Attention Jennifer King
Dear Ms. King,
By the terms of the lease agreement between STWA and KZG executed November 1, 2003 and amended June 15, 2004, please be advised that STWA is exercising its option to renew the lease for an additional period through October 15, 2007 at a monthly rate of $3,740.00.

Sincerely,

/s/ Eugene E. Eichler

Eugene E. Eichler
President